SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2007

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b)
☐ Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4 ©

Item 5.02.	Departure of directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 19, 2007, World Wrestling Entertainment, Inc. (the “Company”) entered into an employment letter with Michael Sileck in connection with his promotion to Chief Operating Officer. Under the terms of his employment letter, Mr. Sileck is entitled to an initial annual salary of $625,000. He is entitled to participate in the Company’s Management Bonus Plan, and for 2007, he will have a target bonus under this plan of 60% of his salary. He has been granted 50,000 restricted stock units under the Company’s Long Term Incentive Plan, which units will vest in three equal annual installments commencing January 23, 2008. In the event Mr. Sileck’s employment is terminated by the Company without cause, he shall be entitled to one year’s salary and immediate vesting of the unvested portion of the 100,000 restricted stock units granted on his hire. With respect to the 50,000 restricted stock units granted upon Mr. Sileck’s promotion, 25,000 restricted stock units, plus 1,389 restricted stock units for each full month served after July 31, 2008, would vest immediately upon a termination by the Company without cause.

Item 9.01.	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Exhibits

		10.7	Letter, signed March 19, 2007, between the Company and Mr. Michael Sileck.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Edward L. Kaufman
Edward L. Kaufman
Executive Vice President and General Counsel

Dated: March 19, 2007